企业法人营业执照

（副　本）

编号：№ 0136431

注册号 330500400005429　　(1/1)

名　　称　长兴昌盛电气有限公司

住　　所　长兴经济开发区经一路

法定代表人　徐克成

注册资本　壹佰万人民币

实收资本　壹佰万人民币

公司类型　有限责任公司（台港澳法人独资）

经营范围　照明电器、日用玻璃制品、玻璃卫浴、阀控式铅酸蓄电池生产加工，本公司自产产品的销售。（涉及专项审批或许可证经营的，待审批后或凭许可证经营，不涉及《外商投资产业指导目录》限制类、禁止类项目）***

股东（发起人）　捷加有限公司

营业期限　自二〇〇二年二月二十五日至　二〇二二年二月二十四日止

成立日期　二〇〇二年二月二十五日

须　知

1. 《企业法人营业执照》是企业法人资格和合法经营的凭证。
2. 《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3. 《企业法人营业执照》正本应当置于住所的醒目位置。
4. 《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5. 登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6. 每年三月一日至六月三十日，应当参加年度检验。
7. 《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8. 办理注销登记，应当交回《企业法人营业执照》正本和副本。
9. 《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

	每年6月30日前参加年检。		

登记机关　湖州市工商行政管理局

（印章：湖州市工商行政管理局）

二〇〇八　年　七　月　日